FOR IMMEDIATE RELEASE

Press Contacts:
Helen Kendrick
SunPower Corp.
408-249-5585
hkendrick@sunpowercorp.com

SunPower Elects Uwe-Ernst Bufe to its
Board of Directors

SAN JOSE, Calif., August 12, 2008 – SunPower Corporation (Nasdaq: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that it has elected Uwe-Ernst Bufe, Ph.D., to its board of directors.  Bufe is currently a member of various international councils and supervisory boards, including UBS Investment Banking.

With more than 27 years working in the chemical industry, Bufe’s career includes president and chief executive officer of Degussa and Degussa-Hüls AG, where he spent most of his career in the United States, Asia and Europe, gaining valuable international experience.  Before joining the executive board of Degussa AG in 1987, he was executive vice president of its U.S. subsidiary.  After the company’s merger with Hüls, he accepted the role of president and chief executive officer of Degussa-Hüls AG.

Bufe studied Chemistry at the Technical University in Munich where he received his Ph.D. in metal-organic chemistry.  He is a member of the American Chemical Society, the Society of the Chemical Industry and the Council of German Chemists.

“With SunPower’s growing international presence, we will benefit from Dr. Bufe’s vast expertise to guide us as we move forward,” said Tom Werner, SunPower CEO.  “His solid background in the chemical industry and his strong knowledge of the financial community will provide invaluable insights, and we welcome him to our board.”

About SunPower
SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar-electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com.  SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that do not represent historical facts. The company uses words and phrases such as “growing,” “will,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company’s plans and expectations regarding the company’s growing international presence.  These forward-looking statements are based on information available to the company as of the date of this release and management’s current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, risks and uncertainties that could cause actual results to differ include:  (i) the company’s ability to obtain an adequate supply of polysilicon, ingots and wafers to manufacture its products and the price it pays for such materials; (ii) business and economic conditions and growth trends in the solar power industry; (iii) the continuation of governmental and related economic incentives promoting the use of solar power; (iv) the continued availability of third-party financing arrangements for the company’s customers; (v) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (vi) unforeseen manufacturing equipment delays at the company’s fabrication facilities and panel factories; (vii) the company’s ability to utilize thinner wafers, reduce kerf loss and otherwise achieve anticipated improvements in polysilicon usage efficiency; (viii) production difficulties that could arise; (ix) the success of the company’s ongoing research and development efforts; (x) the company’s ability to compete with other companies and competing technologies; (xi) the potential renegotiation of or non-performance by parties to the company’s supply and customer contracts; (xii) the price and availability of third-party cells and solar panels; (xiii) liquidated damages or customer refunds for late installations arising on large scale solar projects; (xiv) unanticipated changes in the mix of balance of systems sales; (xv) construction and financing of the company’s announced manufacturing facility in Malaysia; and (xvi) other risks described in the company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp.  All other trademarks are the property of their respective owners.